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                                                                    EXHIBIT 99.3

PROXY                  FBG EMPLOYEE STOCK OWNERSHIP PLAN
                       c/o FINANCIAL BENEFIT GROUP, INC.
            7251 West Palmetto Park Road, Boca Raton, Florida 33433
 THIS LETTER OF DIRECTION IS SOLICITED ON BEHALF OF THE SPECIAL TRUSTEE OF THE FBG EMPLOYEE STOCK OWNERSHIP PLAN FOR THE SPECIAL MEETING OF THE STOCKHOLDERS
          OF FINANCIAL BENEFIT GROUP, INC. TO BE HELD ON APRIL 8, 1996

    The undersigned hereby directs Robert Sweetapple, as Special Trustee of the FBG Employee Stock Ownership Plan, to vote as designated below, all the shares of Common Stock of Financial Benefit Group, Inc. ("FBG") allocated to the undersigned's Company Stock Account under the FBG Employee Stock Ownership Plan on March 5, 1996, at the special meeting of the stockholders of FBG to be held on April 8, 1996 or any adjournment or postponement thereof (the "Special Meeting").

      PLEASE PROMPTLY MARK, SIGN, DATE, AND MAIL THIS LETTER OF DIRECTION
                 USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
                            ------------------------

                PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER
                            USING DARK INK ONLY  /X/
PROPOSAL ONE
To approve the Agreement and Plan of Merger, dated as of September 8, 1995, as amended, by and among FBG, AmVestors Financial Corporation and AmVestors Acquisition Subsidiary, Inc., as described in the Joint Proxy Statement/Prospectus for the Special Meeting and attached thereto as Appendix I.
             / / FOR             / / AGAINST             / / ABSTAIN
PROPOSAL TWO
In his discretion, the Special Trustee is authorized to vote upon such other business as may properly come before the Special Meeting (including, without limitation, adjournment of such meeting in order to allow for additional solicitation of stockholder votes in order to obtain a quorum or in order to obtain more votes in favor of the Merger) or any adjournments or postponements thereof.
             / / FOR             / / AGAINST             / / ABSTAIN
The undersigned hereby acknowledges receipt of the related Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus for the Special Meeting, each dated March 1, 1996.

TO THE EXTENT PERMITTED BY LAW, THE SPECIAL TRUSTEE WILL VOTE THE SHARES ALLOCATED TO THE UNDERSIGNED'S COMPANY STOCK ACCOUNT UNDER THE FBG EMPLOYEE STOCK OWNERSHIP PLAN IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.

                                             Dated:                       , 1996

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                  Signature if held jointly

                                             (IMPORTANT: Please sign your name
                                             exactly as it appears on the
                                             records of the FBG Employee
                                             Stock-Ownership Plan. When signing
                                             as an attorney, executor,
                                             administration, trustee or
                                             guardian, please give full title as
                                             such.)

          PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS PROXY CARD
                          USING THE ENCLOSED ENVELOPE